Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of March 30, 2022 (the “Effective Date”), by and among SUN COMMUNITIES, INC., a Maryland corporation (the “REIT”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”), and Aaron Weiss (the “Executive”). As used herein, “Company” shall refer to the REIT and SCOLP together.

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement as of October 18, 2021 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following Section 4(c):

“Annual Bonus. Executive will be eligible to receive a bonus (the “Bonus”) for each calendar year during the Term (each, a “Bonus Year”). The amount of any Bonus for any Bonus Year shall be determined by the Compensation Committee of the Board. In determining the Bonus for any Bonus Year, the Compensation Committee in its sole discretion may take into account such criteria as it deems relevant or necessary in its discretion, including, without limitation, whether Executive fulfills any individual goals and objectives for such Bonus Year set by the Board or Compensation Committee, the Company’s performance and industry factors. Any such individual and Company goals and objectives may be, but need not be, set forth in a written plan approved by the Compensation Committee before or during any Bonus Year. The determination of the Bonus shall be made by the Compensation Committee of the Board no later than March 7th of the following calendar year and any Bonus shall be paid, in cash, to the Executive on or before March 15th of such following calendar year.”

2. Section 4(f) of the Employment Agreement is hereby deleted in its entirety.

3. Section 13(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following Section 13(a):

“The Executive will not, for a period commencing on the Effective Date and ending upon the expiration of twenty-four (24) months following the termination of the Executive’s employment under this Agreement for any reason, including, without limitation, the expiration of the term of this Agreement (the “Non-competition Period”), either directly or indirectly, engage in, or have an interest in or be associated with (whether as an officer, director, stockholder, partner, associate, employee, consultant, owner, contractor, or otherwise) any corporation, firm or enterprise which is engaged in the same business or businesses as the Company, including, without limitation, the development, ownership, leasing, management, financing or sales of manufactured housing or land lease communities, recreational vehicle resorts, camping or glamping resorts with detached dwellings, marinas, manufactured or other homes, or camping and glamping dwellings, anywhere within the United States or any other country or territory in which the Company or its subsidiaries engaged or planned to engage in any such business in the twelve (12) months preceding Executive’s separation of employment; provided, however, that, notwithstanding anything to the contrary herein, (A) in the event that the Company terminates the Executive’s employment hereunder without Cause, the Non-competition Period shall be reduced to twelve (12) months, and (B) the Executive may invest in any publicly held corporation engaged, if such investment does not exceed one percent (1%) in value of the issued and outstanding capital stock of such corporation, and the Executive does not directly or indirectly provide any services to such corporation.”

4. Section 14(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following Section 14(a):

“The Executive acknowledges and agrees that the restrictions set forth in this Agreement, including without limitation the time period, scope and geographical restrictions in Sections 12 and 13, are fair and reasonable. The Executive recognizes that Company conducts its business nationally and internationally and that these restrictions are reasonably tailored to protect Company’s legitimate, global business interests and Confidential Information. The Executive has contemplated the effect that these restrictions may have upon him following termination of employment with Company and that it will be necessary to structure his activities and operations so as not to violate this Agreement.”

5. Except as otherwise modified herein, the Employment Agreement shall remain in full force and effect consistent with its terms.

6. This Amendment shall be governed by and construed according to the laws of the State of Michigan.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first written above.

REIT:

SUN COMMUNITIES, INC.,
a Maryland corporation

By:	/s/ Gary A. Shiffman
Gary A. Shiffman, Chief Executive Officer

SCOLP:

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Sun Communities, Inc., a Maryland corporation, its General Partner

	By:	/s/Gary A. Shiffman
Gary A. Shiffman, Chief Executive Officer

EXECUTIVE:

/s/ Aaron Weiss
AARON WEISS

[Signature Page to First Amendment of Employment Agreement – Aaron Weiss]